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                               EXHIBIT 10.5

               AGREEMENT WITH RETIRED PERSONS SERVICES, INC.

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                               [LETTERHEAD]


October 7, 1997



Vyrex Corporation
2159 Avenida de la Playa
La Jolla, CA 92037-3215

Attention: Sheldon Saul Hendler, Ph.D., M.D.

Re: MEMORANDUM OF UNDERSTANDING

Dear Shelly:

As consideration for the terms and conditions set forth below, Retired Persons Services, Inc. (hereinafter "RPS") is prepared to advance to Vyrex Corporation (hereinafter "Vyrex") the sum of one hundred thousand dollars ($100,000.00) within sixty (60) days of the date of execution of this Memorandum of Understanding ("Memorandum"):

     1. Within 120 days after completion of a fully approved production batch, but in no event later than 12 months thereafter, Vyrex (or any subsidiary thereof) shall deliver to RPS $100,000.00 worth of the following Vyrex nonprescription dietary supplement products: Heart Health/Cholesterol Complex, and Vitality Complex, Bone/joint Health Complex, Prostate Health Complex, and Vitality Complex. Pricing of said products shall be mutually agreed upon within 120 days hereof or as this time may be extended by RPS in its discretion.

     2. RPS shall have category distribution rights for the formulas set forth above for a period of five years from the date hereof. For purposes of this Memorandum, "category distribution rights" shall mean the exclusive right to market the designated formulas within the United States. Vyrex shall not directly sell or grant any third party the right to sell any of the formulas designated above in the United States for five years.

     3. RPS shall have a first right of refusal to acquire category distribution rights to new nonprescription nutritional supplement product formulations, excluding for example foods, as they are developed by Vyrex, or any subsidiaries thereof.


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Vyrex Corporation
Memorandum of Understanding
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     4. Vyrex will execute RPS' standard form Indemnity and Continuing
        Guaranty copies of which are attached hereto.

     5. Vyrex may not use or cause to be used the RPS name or acronym or the name AARP Pharmacy Service or the name or acronym of AARP or disclose the existence of this Memorandum without the express advance written approval of RPS.

     6. RPS, in its discretion, may file notices of lien or financing statements demonstrating its rights to the inventory referenced in Paragraph 1 above, and Vyrex will cooperate with RPS in effectuating such filings.

Vyrex will return the $100,000.00 sum set forth above within thirty (30) days upon request from RPS if: (i) the terms of Paragraph 1 above are not satisfied within the time frame set forth therein or (ii) prior to the delivery of the products, as set forth in Paragraph 1 above, Dr. Hendler is no longer active in Vyrex business. Upon return of these funds, RPS will cancel any notice of lien and/or financing statement it may have filed and the parties shall no longer be bound by any term contained herein.

The confidentiality agreement executed by the parties continues in effect in accordance with its terms.



Agreed and Accepted:                        Agreed and Accepted:

VYREX CORPORATION                           RETIRED PERSONS SERVICES, INC.


By: /s/ Sheldon S. Hendler                  By: /s/ Brian S. Frid
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   Sheldon S. Hendler, Ph.D., M.D.             Brian S. Frid
   Chairman and Chief Executive Officer        President


Date:  10/24/97                             Date:
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